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                                                                    Exhibit 23.1

                          CONSENT OF DELOITTE & TOUCHE


   We consent to the incorporation by reference in Registration Statement No. 33-50375 of ANR Pipeline Company on Form S-3 of our report dated February 3, 1994, appearing in this Annual Report on Form 10-K of ANR Pipeline Company for the year ended December 31, 1993.



DELOITTE & TOUCHE



Houston, Texas
March 25, 1994